                                 NETZERO, INC.

                      PREFERRED STOCK PURCHASE AGREEMENT

                               SEPTEMBER 11, 1998

                               TABLE OF CONTENTS

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                                                                             Page
                                                                             ----
1.   PURCHASE AND SALE OF STOCK............................................... 1
1.1  RESTATED ARTICLES........................................................ 1
1.2  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK............................ 1
1.3  SERIES A CLOSINGS........................................................ 1
1.4  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK............................ 2
1.5  SERIES B CLOSINGS........................................................ 2
1.6  IDEALAB SERVICES......................................................... 3
1.7  IDEALAB OPTION........................................................... 3
1.8  SALE AND ISSUANCE OF ADDITIONAL CAPITAL STOCK............................ 3


2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................ 4
2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION............................ 4
2.2  CAPITALIZATION AND VOTING RIGHTS......................................... 4
2.3  SUBSIDIARIES............................................................. 5
2.4  AUTHORIZATION............................................................ 5
2.5  VALID ISSUANCE OF PREFERRED AND COMMON STOCK............................. 6
2.6  GOVERNMENTAL CONSENTS.................................................... 6
2.7  OFFERING................................................................. 6
2.8  LITIGATION............................................................... 6
2.9  PROPRIETARY INFORMATION AND EMPLOYEE STOCK PURCHASE AGREEMENTS........... 7
2.10 PATENTS AND TRADEMARKS................................................... 7
2.11 COMPLIANCE WITH OTHER INSTRUMENTS........................................ 7
2.12 AGREEMENTS; ACTION....................................................... 8
2.13 RELATED-PARTY TRANSACTIONS............................................... 8
2.14 PERMITS.................................................................. 9
2.15 ENVIRONMENTAL AND SAFETY LAWS............................................ 9
2.16 DISCLOSURE............................................................... 9
2.17 BUSINESS PLAN............................................................ 9
2.18 REGISTRATION RIGHTS...................................................... 9
2.19 CORPORATE DOCUMENTS...................................................... 9
2.20 TITLE TO PROPERTY AND ASSETS............................................. 9
2.21 LIABILITIES..............................................................10
2.22 CHANGES..................................................................10
2.23 EMPLOYEE BENEFIT PLANS...................................................11
2.24 TAX RETURNS, PAYMENTS AND ELECTIONS......................................11
2.25 INSURANCE................................................................11
2.26 LABOR AGREEMENTS AND ACTIONS.............................................11


3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..........................11
3.1  AUTHORIZATION............................................................12



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3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT........................................12
3.3  DISCLOSURE OF INFORMATION................................................13
3.4  INVESTMENT EXPERIENCE....................................................13
3.5  ACCREDITED INVESTOR......................................................13
3.6  RESTRICTED SECURITIES....................................................13
3.7  FURTHER LIMITATIONS ON DISPOSITION.......................................13
3.8  LEGENDS..................................................................14


4.   CALIFORNIA COMMISSIONER OF CORPORATIONS..................................14
4.1  CORPORATE SECURITIES LAW.................................................14


5.   COVENANTS OF THE COMPANY.................................................14
5.1  VESTING..................................................................14
5.2  SALARIES.................................................................14
5.3  IMPACT SOFTWARE, INC.....................................................14


6.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING..........................15
6.1  INITIAL SERIES A CLOSING.................................................15
6.2  INITIAL SERIES B CLOSING.................................................16


7.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.......................16
7.1  INITIAL SERIES A CLOSING.................................................16
7.2  SUBSEQUENT CLOSINGS......................................................17


8.   MISCELLANEOUS............................................................17
8.1  SURVIVAL OF WARRANTIES...................................................17
8.2  SUCCESSORS AND ASSIGNS...................................................17
8.3  GOVERNING LAW............................................................17
8.4  COUNTERPARTS.............................................................18
8.5  TITLES AND SUBTITLES.....................................................18
8.6  NOTICES..................................................................18
8.7  FINDER'S FEE.............................................................18
8.8  EXPENSES.................................................................18
8.9  AMENDMENTS AND WAIVERS...................................................18
8.10 DISPUTES.................................................................19
8.11 SEVERABILITY.............................................................19
8.12 AGGREGATION OF STOCK.....................................................19
8.13 ENTIRE AGREEMENT.........................................................19
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SCHEDULE 1.2   -  Investors in Series A Preferred Stock
SCHEDULE 1.4   -  Investors in Series B Preferred Stock
SCHEDULE 1.5   -  Milestones for Series B Financing
SCHEDULE 1.8   -  Milestones for Series C Financing
SCHEDULE 2.2   -  Capitalization and Voting Rights
SCHEDULE 2.10  -  Patents and Trademarks
SCHEDULE 5     -  Salaries


EXHIBIT A      -  Restated Articles of Incorporation
EXHIBIT B      -  Investors' Rights Agreement
EXHIBIT C      -  Opinion of Counsel for the Company
EXHIBIT D      -  Voting Agreement
EXHIBIT E      -  Technology Assignment Agreement
EXHIBIT F      -  Right of First Refusal and Co-Sale Agreement
EXHIBIT G      -  President's Certificate

                        PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT is made as of the 11th day of September, 1998, by and among NetZero, Inc., a California corporation (the "COMPANY"), idealab! Capital Partners I-A, LP, a Delaware limited partnership ("ICP I-A"), idealab! Capital Partners I-B, LP, a Delaware limited partnership ("ICP I-B") and Bill Gross' idealab!, a California corporation ("IDEALAB"). ICP I-A, ICP I-B and Idealab are sometimes hereinafter referred to collectively as the "INVESTORS" and individually as an "INVESTOR."

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.  PURCHASE AND SALE OF STOCK.

         1.1 RESTATED ARTICLES. The Company shall adopt and file with the Secretary of State of California on or before the Initial Series A Closing (as defined below) the Restated Articles of Incorporation in the form attached hereto as EXHIBIT A (the "RESTATED ARTICLES").

         1.2 SALE AND ISSUANCE OF SERIES A PREFERRED STOCK. Subject to the terms and conditions of this Agreement, each of ICP I-A and ICP I-B agrees to purchase at the Initial Series A Closing, the Second Series A Closing (as defined below) and the Third Series A Closing (as defined below), and the Company agrees to sell and issue to each such Investor at each such Series A Closing (as defined below), that number of shares of the Company's Series A Preferred Stock (as defined below) set forth opposite each such Investor's name on SCHEDULE 1.2 for a purchase price of $0.1333 per share. Subject to the terms and conditions of this Agreement, Idealab agrees to purchase at the Fourth Series A Closing (as defined below), and the Company agrees to sell and issue to Idealab at the Fourth Series A Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite Idealab's name on
SCHEDULE 1.2 for a purchase price of $0.1333 per share.

         1.3 SERIES A CLOSINGS. The initial purchase and sale of the Series A Preferred Stock (the "INITIAL SERIES A CLOSING") shall take place at the offices of Brobeck, Phleger & Harrison LLP ("BPH"), 38 Technology Drive, Irvine, California, at 10:00 a.m., on _______ , 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (the "INITIAL SERIES A CLOSING DATE"). The second purchase and sale of the Series A Preferred Stock (the "SECOND SERIES A CLOSING") shall take place at the offices of BPH at 10:00 a.m. on the date which is thirty (30) days after the Initial Series A Closing (or, if such date is not a business day, the first business day thereafter) (the "SECOND SERIES A CLOSING DATE"). The third purchase and sale of the Series A Preferred Stock (the "THIRD SERIES A CLOSING") shall take place at the offices of BPH at 10:00 a.m. on the date which is sixty (60) days after the Initial Series A Closing (or, if such date is not a business day, the first business day thereafter) (the "THIRD SERIES A CLOSING DATE"). The fourth purchase and sale of the Series A Preferred Stock (the "FOURTH SERIES A CLOSING") shall take place at the offices of BPH at 10:00 a.m. on the first anniversary of the Initial Series A Closing Date (or, if such date is not a business day, the first business day thereafter) (the "FOURTH

SERIES A CLOSING DATE"). The Initial Series A Closing, the Second Series A Closing, the Third Series A Closing and the Fourth Series A Closing shall sometimes hereafter be referred to collectively as the "SERIES A CLOSINGS." At each Series A Closing the Company shall deliver to each purchasing Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer; provided, however, that the consideration to be delivered at the Fourth Series A Closing by Idealab shall be services as set forth in Section 1.6 below.

         1.4 SALE AND ISSUANCE OF SERIES B PREFERRED STOCK. Subject to the terms and conditions of this Agreement, each of ICP I-A and ICP I-B agrees to purchase at the Initial Series B Closing (as defined below), the Second Series B Closing (as defined below) and the Third Series B Closing (as defined below), and the Company agrees to sell and issue to each such Investor at each such Series B Closing (as defined below), that number of shares of the Company's Series B Preferred Stock (as defined below) set forth opposite each such Investor's name on Schedule 1.4 hereto for a purchase price of $0.2222 per share. Subject to the terms and conditions of this Agreement, Idealab agrees to purchase at the Fourth Series B Closing (as defined below), and the Company agrees to sell and issue to Idealab at the Fourth Series B Closing, that number of shares of the Company's Series B Stock set forth opposite Idealab's name on Schedule 1.4 hereto for a purchase price of $0.2222 per share.

         1.5 SERIES B CLOSINGS. The initial purchase and sale of the Series B Preferred Stock (the "INITIAL SERIES B CLOSING") shall take place at the offices of BPH at 10:00 a.m., on the eleventh (11th) business day following the Investors' verification of the Company's satisfaction of each of the criteria specified on SCHEDULE 1.5, or at such other earlier time and place as the Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto shall determine, whether or not the criteria specified on SCHEDULE 1.5 have been satisfied, with a written notice of the new closing date to be delivered by the Investors to the Company not less than three (3) business days prior to such date (the "INITIAL SERIES B CLOSING DATE"). Investors shall reasonably determine whether such criteria have been satisfied, if at all, within two (2) business days following receipt by the Investors of a written notice of completion signed by the Company's Chief Financial Officer. If the Investors reasonably determine that such criteria have not been satisfied, the matter shall be referred to arbitration in accordance with Section 8.10 hereof and the Initial Series B Closing shall occur, if at all, on the second (2nd) business day following the arbitrator's finding that the criteria specified on
SCHEDULE 1.5 have been satisfied. The second purchase and sale of the Series B Preferred Stock (the "SECOND SERIES B CLOSING") shall take place at the offices of BPH at 10:00 a.m. on the date which is thirty (30) days after the Initial Series B Closing Date (or, if such date is not a business day, the first business day thereafter) (the "SECOND SERIES B CLOSING DATE"). The third purchase and sale of Series B Preferred Stock (the "THIRD SERIES B CLOSING") shall take place at the offices of BPH at 10:00 a.m., on the date which is sixty (60) days after the Initial Series B Closing Date (or, if such date is not a business day, the first business day thereafter) (the "THIRD SERIES B CLOSING DATE"). The fourth purchase and sale of the Series B Preferred Stock (the "FOURTH SERIES B CLOSING") shall take place at the offices of BPH at 10:00 a.m. on the later to occur of (i) the first anniversary of the Initial Series A Closing (or, if such date is not a business day, the first business day thereafter) or the Third Series B Closing Date (the "FOURTH SERIES B CLOSING DATE"). At each Series B Closing the Company shall deliver to each purchasing Investor a certificate representing the Series B

Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer; provided, however, that the consideration to be delivered by Idealab at the Fourth Series B Closing shall be services as set forth in Section 1.6 below.

         1.6 IDEALAB SERVICES. From the date hereof until the first anniversary of this Agreement, Idealab hereby agrees to render and the Company hereby agrees to purchase and accept $125,000 of services from Idealab. The parties hereby agree that the cancellation of the accounts payable for past services rendered by Idealab to the Company during such period shall constitute consideration on a dollar-for-dollar basis (e.g. for each dollar of services rendered, a dollar of stock is earned) for the shares of Series A Preferred Stock and Series B Preferred Stock issued by the Company to Idealab; provided, however, that the Company shall only be obligated to issue to Idealab $62,500 of Series A Preferred Stock at the Fourth Series A Closing and $62,500 of Series B Preferred Stock at the Fourth Series B Closing. The initial $62,500 of services shall be consideration for the Series A Preferred Stock and the next $62,500 of services shall be consideration for the Series B Preferred Stock. Idealab shall provide to the Company a monthly invoice for such services. The services shall be billed to the Company at a rate which is identical to the rate Idealab charges its own portfolio companies at the time the services are rendered. Idealab shall remit to the Company at the Fourth Series A Closing and the Fourth Series B Closing, as the case may be, an executed instrument of cancellation in form and substance acceptable to the Company reflecting the cancellation of the Company's indebtedness to Idealab for the applicable services rendered.

         1.7 IDEALAB OPTION. The Company hereby grants to Idealab an option to purchase 468,867 shares of Series A Preferred Stock (the "SERIES A OPTION") at an exercise price of $0.1333 per share and an option to purchase 281,278 shares of Series B Preferred Stock (the "SERIES B OPTION") at an exercise price of $0.2222 per share. Each such option shall be a non-statutory stock option. The Series A Option shall have a maximum term of six (6) months measured from the date of this Agreement (the "INITIAL TERM"). The Series A Option and the Series B Options shall be exercisable for all of the option shares (or not at all) as follows: (i) if the Third Series B Closing occurs at any time within the Initial Term, the Series A Option and the Series B Option may be exercised at any time after the Third Series B Closing until the expiration of the Initial Term and shall both be exercised in full and on the same date (or not at all) during such period and (ii) if the Third Series B Closing occurs at any time after the Initial Term, the Series A Option shall be exercisable during the Initial Term so long as, upon exercise, Idealab executes a written agreement obligating Idealab to exercise the Series B Option at the Third Series B Closing. In order to exercise each such option, Idealab shall deliver to the Company a notice of exercise and a check for $62,500 to the Company on or before the applicable expiration date. Each such option must be exercised in full; partial exercises are not permitted. Within ten (10) days following exercise, Idealab shall receive a stock certificate for that number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, for which the option was validly exercised.

         1.8 SALE AND ISSUANCE OF ADDITIONAL CAPITAL STOCK. The Company hereby agrees that it will not issue or agree to issue any Common Stock or Preferred Stock to any individual or entity other than the Investors until the earlier to occur of (i) eight (8) months following the Initial Series A Closing or (ii) satisfaction of the criteria specified on SCHEDULE 1.5 and SCHEDULE 1.8; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to those

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issuances by the Company to which the right of first offer does not apply under Section 1.4 of the Right of First Refusal and Co-Sale Agreement dated of even date herewith (the "RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT") by and among the Company, the Investors and certain additional shareholders of the Company. In addition, upon the Company's satisfaction of each criterion specified on SCHEDULE 1.5 and SCHEDULE 1.8 (or the Investors' written waiver of the Company's obligation to satisfy any or all of such criteria), the Company shall notify the Investors of such completion. Investors shall reasonably determine whether such criteria have been satisfied, if at all, within two (2) business days following receipt by the Investors of a written notice of completion signed by the Company's Chief Financial Officer. If the Investors reasonably determine that such criteria have not been satisfied, the matter may be referred to arbitration in accordance with Section 8.10 hereof. If the Investors reasonably determine that such criteria have been satisfied, the Investors shall, at the Company's sole option, use their best efforts to secure within ninety (90) days from the completion date an additional $3 million of financing from third party investors to purchase shares of a yet undesignated preferred stock of the Company on substantially the same terms and conditions as those pertaining to the purchase and sale of Series B Preferred Stock as set forth herein and in the agreements contemplated hereby, with the exception that the price per share shall be determined based on at least a $10 million pre-money valuation and the provisions pertaining to liquidation preference and anti-dilution shall reflect such price (the "FUTURE EQUITY FINANCING"), and the Company may, at its sole option, offer for purchase and sale such shares to such third parties. Notwithstanding the foregoing, the Investors shall have no obligation to invest in any Future Equity Financing. In addition, in connection with the first Future Equity Financing the Company shall offer for purchase and sale fifty percent (50%) of the total number of shares offered in such Future Equity Financing to the Investors pursuant to the Right of First Refusal and Co-Sale Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") furnished each Investor and counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist immediately prior to the Initial Series A Closing, of:

             (i) PREFERRED STOCK. Twenty Million (20,000,000) shares of Preferred Stock (the "PREFERRED STOCK"), of which (A) Seven Million Nine Hundred Seventy Thousand Seven Hundred Forty-Two (7,970,742) shares have been designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK") and up to all of which will be sold pursuant to this Agreement and (B) Four Million Seven Hundred Eighty-One Thousand Seven Hundred Twenty-Eight

(4,781,728) shares have been designated Series B Preferred Stock (the "SERIES B PREFERRED STOCK") and up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock will be as stated in the Company's Restated Articles.

             (ii) COMMON STOCK. Twenty Million shares of common stock ("COMMON STOCK"), of which Ten Million shares are issued and outstanding.

             (iii) The outstanding shares of Common Stock are owned by the shareholders and in the numbers specified in SCHEDULE 2.2 hereto.

             (iv) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "ACT") and any relevant state securities laws or pursuant to valid exemptions therefrom.

             (v) Except for (A) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock to be issued under this Agreement, (B) the rights provided in the Investors' Rights Agreement, (C) currently outstanding options to purchase 3,451,800 shares of Common Stock granted to employees pursuant to the Company's 1998 Stock Option Plan (the "OPTION PLAN"), and (D) the options granted to Idealab hereunder, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 1,548,200 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

         2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Technology Assignment Agreement and the Voting Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock and Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Technology Assignment Agreement and the Voting Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

         2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series A Preferred Stock and Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and the Right of First Refusal and Co-Sale Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and the Right of First Refusal and Co-Sale Agreement and under applicable state and federal securities laws.

         2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

         2.7 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock and Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Voting Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         2.9 PROPRIETARY INFORMATION AND EMPLOYEE STOCK PURCHASE AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to counsel to the Investors. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.10 PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others.
SCHEDULE 2.10 contains a complete list of patents and pending patent applications of the Company. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Investors' Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Technology Assignment Agreement or the Voting Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Technology Assignment Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the

Company, its business or operations or any of its assets or properties.

         2.12 AGREEMENTS; ACTION.

         (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, the Investors' Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Technology Assignment Agreement and the Voting Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's services.

         (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

         (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

         (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or
(iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         2.13 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the

Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

         2.14 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         2.15 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.16 DISCLOSURE. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and Series B Preferred Stock. To its knowledge, neither this Agreement, the Investors' Rights Agreement, the Voting Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         2.17 BUSINESS PLAN. The Business Plan dated June, 1998, previously delivered to each Investor has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

         2.18 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.19 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Articles and Bylaws of the Company are in the form previously provided to counsel for the Investors.

         2.20 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         2.21 LIABILITIES. The Company has delivered to each Investor its unaudited financial statements (balance sheet and statement of cash flows, including notes thereto) at June 30, 1998 and for the fiscal year then ended (the "FINANCIAL STATEMENTS"). Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         2.22 CHANGES.  Since June 30, 1998, there has not been:

         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (c) any waiver by the Company of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee;

         (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

         (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

         (i) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

         (j) any agreement or commitment by the Company to do any of the things described in this Section 2.22.

         2.23 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         2.24 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

         2.25 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

         2.26 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

         3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement, the Investors' Rights Agreement and the Voting Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock and Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "SECURITIES") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         3.3 DISCLOSURE OF INFORMATION. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock and Series B Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock and Series B Preferred Stock.

         3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.6 RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, the Investors' Rights Agreement and the Voting Agreement provided and to the extent this Section and such agreement are then applicable, and:

         (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

         (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for
(i) a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse or (ii) a transfer to an Affiliate (as such term is defined in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

         3.8 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

         4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

         4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5.   COVENANTS OF THE COMPANY.

         5.1 VESTING. All options granted by the Company after the date hereof to management and key employees of the Company shall vest ratably over four (4) years, or in the Company's sole discretion, according to any other vesting schedule which does not at any given time result in a higher vesting percentage. All shares of Common Stock and option shares currently outstanding shall automatically vest in fifty percent (50%) of such shares upon the Initial Series A Closing, and the balance of such shares shall vest over the four (4) year period thereafter or, in the Company's sole discretion, according to any other vesting schedule which does not at any given time result in a higher vesting percentage. Notwithstanding the foregoing provisions of this Section 5.1, by vote of at least a majority of the non-employee members of the Company's Board of Directors (the "BOARD") and at least one (1) member of the Board appointed by the Series A Preferred Stock and/or Series B Preferred Stock and, for so long as the holders of the Series A Preferred Stock and/or Series B Preferred Stock have the right to appoint one (1) or more directors, the Board may accelerate the vesting schedules outlined above.

         5.2 SALARIES. (i) For so long as ICP I-A and ICP I-B are not in breach of their obligations to purchase the Series A Preferred Stock and Series B Preferred Stock as required hereunder or, if ICP I-A and ICP I-B are in breach of such purchase obligations due to a good faith dispute over whether the requisite criteria have been met and the dispute has been referred to arbitration in accordance with Section 8.10 hereof, for so long as there has not been a final determination of the dispute by the arbitrator and (ii) unless otherwise determined by a majority of the Company's non-employee directors, the non-cash compensation paid by the Company to employees of the Company shall be reasonable (e.g. commensurate with the salary level of each such employee and not used as a means of circumventing the salary limitations provided herein) and the salaries paid by the Company to such individuals shall not exceed the amounts listed on SCHEDULE 5.

         5.3 IMPACT SOFTWARE, INC. The Company agrees that the approval of a majority of those directors of the Company who are not affiliates of Impact Software, Inc., a California corporation ("IMPACT") must be obtained prior to entering into any contract or other transaction with Impact, with the exception of the Technology Assignment Agreement (as defined below).

The Company agrees to remit to Impact the sum of $100,000, to be paid in four
(4) equal monthly installments commencing on the Initial Series A Closing date, in exchange for the execution by Impact of the Technology Assignment Agreement (the "TECHNOLOGY ASSIGNMENT AGREEMENT") in substantially the form attached hereto as EXHIBIT E.

         6.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

         6.1 INITIAL SERIES A CLOSING. The obligation of each Investor to purchase and pay for the Series A Preferred Stock which the Investors have agreed to purchase on the Initial Series A Closing Date is subject to the fulfillment on or before such Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors; provided, however, that no Investor shall have the power to waive any condition for any other Investor:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Series A Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, unless the representations contained in Section 2 are made as of a specific date.

         (b) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Series A Closing.

         (c) COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Initial Series A Closing a certificate stating that the conditions specified in Section 6.1 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the Business Plan.

         (d) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Series A Closing.

         (e) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Initial Series A Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         (f) OPINION OF COMPANY COUNSEL. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Initial Series A Closing, in substantially the form attached hereto as EXHIBIT C.

         (g) INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached as EXHIBIT B.

         (h) VOTING AGREEMENT. The Company and each Investor shall have entered into the Voting Agreement in the form attached hereto as EXHIBIT D.

         (i) TECHNOLOGY ASSIGNMENT AGREEMENT. Impact and the Company shall have entered into a Technology Assignment Agreement in the form attached hereto as EXHIBIT E.

         (j) RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company and each Investor shall have entered into the Right of First Refusal and Co-Sale Agreement in the form attached hereto as EXHIBIT F.

         (k) PROPRIETARY INFORMATION. Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to counsel for Investors.

         (l) PRESIDENT'S CERTIFICATE. The President of the Company shall deliver to each Investor a certificate in the form attached hereto as EXHIBIT G.

         6.2 INITIAL SERIES B CLOSING. The obligation of each Investor to purchase and pay for the Series B Preferred Stock which Investors have agreed to purchase on the Initial Series B Closing Date is subject to the fulfillment on or before such Closing, of the following condition, which may be waived in whole or in part by the Investors; provided, however, that no Investor shall have the power to waive such condition for such other Investor:

         (a) PRESIDENT'S CERTIFICATE. The President of the Company shall deliver to each Investor at the Initial Series B Closing a certificate stating that no Material Adverse Effect with respect to the Company shall have occurred since the Initial Series A Closing. For the purposes hereof, a "Material Adverse Effect" shall mean any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries (if any), taken as a whole.

         7.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

         7.1 INITIAL SERIES A CLOSING. The obligation of the Company to sell and issue the Series A Preferred Stock which the Company has agreed to issue on the Initial Series A Closing Date is subject to the fulfillment on or before such Closing of each of the following conditions, any of which may be waived in whole or in part by the Company:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Initial Series A Closing with the same effect as though such representations and warranties had been made on and as of such Closing, unless the representations contained in Section 3 are made as of a specific date.

         (b) PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in Section 1.2.

         (c) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Series A Closing.

         7.2 SUBSEQUENT CLOSINGS. The obligation of the Company to sell and issue Series A Preferred Stock or Series B Preferred Stock, as the case may be, at each Closing subsequent to the Initial Series A Closing is subject to the fulfillment on or before each such Closing of the following condition, which may be waived in whole or in part by the Company:

         (a) PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in 1.2 or 1.4, as the case may be, and, with respect to each Series A Closing or Series B Closing, as the case may be, ICP I-A and ICP I-B shall not be in breach of their obligations to purchase the Series A Preferred Stock and Series Preferred Stock as required hereunder as of each such Closing.

         8.   MISCELLANEOUS.

         8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Series A Closing for a period of two (2) years from the Initial Series A Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any of the agreements referenced herein (the "ANCILLARY AGREEMENTS"), the parties agree that none of the rights, preferences, privileges or benefits granted hereunder or in any of the Ancillary Agreements to the Preferred Stock of the Company acquired hereunder or to the holders thereof shall be diminished, modified or cancelled as a result of a transfer of some or all of such Preferred Stock (or the Common Stock issuable upon exercise thereof or the options to acquire Preferred Stock referred to in Section 1.7 of this Agreement) to an Affiliate or Affiliates of any of the Investors (a "TRANSFEREE") and such Transferee shall succeed to any such rights, preferences, privileges or benefits enjoyed by any or all of the Investors; PROVIDED, HOWEVER, that any such transfers are made in accordance with the procedures set forth in the applicable Ancillary Agreement and that the Transferees agree in writing to take the shares (or options to acquire the shares) subject to the restrictions and provisions set forth in the applicable Ancillary Agreement.

         8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible and the Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.8 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Series A Closing is effected, the Company shall reimburse the reasonable fees of one (1) special counsel to the Investors, not to exceed a total of $15,000 (the "Fee Limitation"), payable at the Initial Series A Closing and, if the Fee Limitation is not reached in connection with that closing, at subsequent closings until the Company has paid up to the Fee Limitation. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Voting Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         8.10 DISPUTES. If the parties are unable, after good faith negotiations, which each hereby covenants to undertake, to resolve any dispute arising between them within fifteen (15) days after notice is given of such dispute, then the dispute will be referred to arbitration (which the parties agree is the exclusive means of resolving any such dispute) before one (1) arbitrator in Los Angeles County, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable rules then in effect of the Judicial Arbitration and Mediation Service (the "JAMS Rules") (or any other form of arbitration mutually acceptable to the parties). The determination made in accordance with the JAMS rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive on the parties hereto, and the amount of the claim, if any, determined to exist shall be a valid claim and no further remedy shall be available to either party with respect to such dispute and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator.

         8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.12 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         8.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      COMPANY:

                                      NETZERO, INC.

                                      By: /s/ RONALD T. BURR
                                         --------------------------------------------
                                         Ronald T. Burr, Chief Executive Officer

                                      Address:  21601 Vanowen Street, Suite 100
                                                Canoga Park, CA 91303


                                      INVESTORS:

                                      IDEALAB! CAPITAL PARTNERS I-A, L.P.

                                      By: /s/ WILLIAM S. ELKUS
                                         --------------------------------------------
                                         William S. Elkus, Manager Member
                                         idealab! Capital Management I, LLC
                                         General Partner of idealab! Capital Partners
                                         I-A, L.P.

                                      Address:  130 West Union Street
                                                Pasadena, CA 91103

                                      IDEALAB! CAPITAL PARTNERS I-B, L.P.

                                      By: /s/ WILLIAM S. ELKUS
                                         --------------------------------------------
                                         William S. Elkus, Manager Member
                                         idealab! Capital Management I, LLC
                                         General Partner of idealab! Capital Partners
                                         I-B, L.P.

                                      Address:  130 West Union Street
                                                Pasadena, CA 91103

               PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE



                                       BILL GROSS' IDEALAB!

                                       By: /s/ MARCIA GOODSTEIN
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Its:
                                           ------------------------------------

                                       Address:
                                               --------------------------------

                                               --------------------------------